Exhibit 3.75(a)

RESTATED

CERTIFICATE OF INCORPORATION

OF

ZEIGLER COAL HOLDING COMPANY

          The name of the corporation is Zeigler Coal Holding Company and the corporation's original Certificate of Incorporation was filed with the Secretary of State of Delaware on December 28, 1983. This Amended and Restated Certificate of Incorporation (the "Amendment") was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of Delaware.

ARTICLE FIRST

          The name of the Company is Zeigler Coal Holding Company.

ARTICLE SECOND

          The address of its registered office in the State of Delaware is 306 South State Street, in the City of Dover, County of Kent. The name of its registered agent at such address is United States Corporation Company.

ARTICLE THIRD

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOURTH

          The total number of shares of stock which the Company has the authority to issue is 1,705,000 shares consisting of (1) 665,000 of preferred stock, par value $.10 per share (the "Preferred Stock"), and (2) 1,040,000 shares of common stock, par value $.01 per share (the "Common Stock").

          With the effectiveness of this Amendment, each share of issued and outstanding common stock, $1.00 par value per share, shall be exchanged for an aggregate of 7.0263 shares of fully paid and nonassessable shares of Common Stock; and further resolved, as soon as practicable hereafter, each holder of record of presently issued and outstanding Common Stock shall deliver the certificate representing such shares, properly endorsed for transfer, and thereupon such shares shall be deemed cancelled, retired and eliminated and shall receive, in exchange for his cancelled certificate, a certificate representing the shares of Common Stock for which the cancelled shares have been exchanged. In connection with the exchange, the capital of the corporation shall be an amount equal to the aggregate par value of the shares of the Corporation issued and outstanding and the excess of the Corporation's total net assets over the amount so determined to be capital shall be surplus.

PREFERRED STOCK

          The 665,000 shares of Preferred Stock shall have the following rights, limitations and preferences:

          Part 1. Dividends.

          When and as declared by the Company's board of directors and to the extent permitted under the General Corporation Law of Delaware, the holders of the Preferred Stock will be entitled to receive preferential dividends as provided in this part 1 and n more. Such dividends will be payable on April 1 of each year commencing April 1, 1986 ("Dividend Payment Date") to holders of record on the prior March 15 in an amount per share equal to, but not in excess of, the lesser of (i) $1.00 or (ii) the result of dividing the "Earnings" (as hereinafter defined) by the number of shares of Preferred Stock which are issued and outstanding on such March 15. To the extent that any dividend that would be payable on any Dividend Payment Date under the preceding sentence is not paid on such date, then from and after such Dividend Payment Date such unpaid amount shall cumulate and be payable at such time or times as the board of directors may determine. Dividends not payable because of insufficient Earnings in any fiscal year shall not cumulate. The term "Earnings" shall mean the consolidated net income of the Company and its subsidiaries for the fiscal year immediately preceding the Dividend Payment Date, determined in accordance with generally accepted accounting principles. The determination of Earnings shall be made by the board of directors and such determination shall be binding and conclusive for all purposes of this Certificate of Incorporation. No dividends may be declared or paid on any Junior Securities if at such time there are any unpaid cumulated dividends on the Preferred Stock.

          Part 2. Liquidation.

          Upon any liquidation, dissolution or winding up of the company, the holders of Preferred Stock will be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares outstanding, plus any unpaid cumulated dividends on such Shares through the most recent Dividend Payment Date, and the holders of Preferred stock will not be entitled to any further payment. If upon any such, liquidation, dissolution or winding up of the company, the Company's assets to be distributed among the holders of the Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value, plus any unpaid cumulated dividends through the most recent Dividend Payment Date, of the Preferred Stock held by each such holder. The Company will mail written notice of such liquidation, dissolution or winding up, not less than 30 days prior to the payment date stated therein, to each record holder of Preferred Stock. Neither the consolidation or merger of the Company into or with any other corporation or corporations, nor the sale or transfer by the Company of all or any part of its assets, nor the reduction of the capital stock of the Company, will be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this part 2.

          Part 3. Redemptions.

                     3A. Scheduled Redemption. At least 60 days prior to July 1 of each of the years 1990 through the year in which all of the shares of Preferred Stock are redeemed by the Company ("Scheduled Redemption Date"), the Company will deliver a notice (the "Redemption Request") to each holder of Preferred Stock setting forth the amount of the Redemption Pool applicable to such Redemption Date. The "Redemption Pool" will be determined by the Company's board of directors in its sole discretion, but in any event will be not less than the lesser of (i) $1.5 million or (ii) 25% of the Company's Earnings for the fiscal year preceding such Scheduled Redemption Date. Within 20 days of the date of mailing of the Redemption Request, each holder of Preferred Stock will notify the Company of the number of his or its shares of Preferred Stock which such holder has elected to have no shares of Preferred Stock redeemed by the Company. On the Scheduled Redemption Date, the Company will redeem, by payment of the Redemption Price, all shares of Preferred Stock for which redemption has been requested to the extent that funds are available for such redemption in the Redemption Pool. If the amount in the Redemption Pool is greater than the amount required to redeem all shares for which redemption has been requested the Company will use the funds remaining in the Redemption Pool to redeem on such Scheduled Redemption Date additional shares of Preferred Stock selected on such basis as the board of directors deems fair. If the amount in the Redemption Pool is insufficient to redeem all of the shares for which redemption has been requested, the shares of Preferred Stock to be redeemed on such Scheduled Redemption Date will be selected from among the shares held by holders requesting redemption on such basis as the Company's board of directors deems fair. In determining the method for selecting shares for redemption, the board of directors may consider the tax consequences to the holders of Preferred Stock whose shares are to be redeemed. Not less 20 days prior to the Scheduled Redemption Date, the Company will send a redemption notice to each holder of Preferred Stock whose shares will be redeemed on such Scheduled Redemption Date specifying the number of shares to be redeemed from such holder.

                     3B. Option Redemptions. The Company may at any time redeem on such date as the board of directors may specify (the "Optional Redemption Date") all or any portion of the Preferred Stock then outstanding at a price per share equal to the Redemption Price. No redemption pursuant to this paragraph 3B may be made for less than 25,000 shares of Preferred Stock (or such lesser number of shares of Preferred Stock then outstanding). The amount of funds used to redeem shares pursuant to this paragraph 3B may in the discretion of the board of directors be offset to reduce any Redemption Pool with respect to any Scheduled Redemption under paragraph 3A.

                     3C. Redemption Price. For each share which is to be redeemed under paragraph 3A or 3B, the Company will be obligated on the Scheduled Redemption Date or the Optional Redemption Date (as the case may be) to pay to the holder thereof (upon surrender by such holder at the Company's principal office or other place designated by the Company of the certificate representing such share) an amount (the "Redemption Price") equal to the Liquidation Value thereof, plus unpaid cumulated dividends through the most recent Dividend Payment Date.

                     3D. Notice of Optional Redemption. The Company will mail written notice to each holder whose shares are to be redeemed pursuant to paragraph 3B not less than 30 days prior to the date on which such redemption is to be made. Such notice shall specify the Optional Redemption Date and the shares to be redeemed on such date. In case fewer than the total number of shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the holder thereof without cost to such holder within 30 days after surrender of the certificate representing the redeemed shares.

                     3E. Determination of the Number of Each Holder's Shares to be Redeemed. The shares of Preferred Stock to be redeemed on any Optional Redemption Date will be selected on such basis as the board of directors deems fair, provided that the board of directors may take into consideration any adverse tax consequences to the holders.

                     3F. Dividends After Redemption Date. No share called for redemption is entitled to any dividends accruing after the Optional Redemption Date or Scheduled Redemption Date (as the case may be) if the Redemption Price of such share is paid or deposited for payment on or prior to such Optional Redemption Date or Scheduled Redemption Date. On such Optional Redemption Date or Scheduled Redemption Date (as the case may be) all rights of the holder of such share will cease, and such share will not be deemed to be outstanding.

                     3G. Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock which are redeemed or otherwise acquired by the Company will be cancelled and will not be reissued, sold or transferred.

          Part 4. Voting Rights.

          The Company will not issue any shares of stock, or securities convertible into or exchangeable for stock of the Company, which is senior in right to receive dividends or has a liquidation preference over the Preferred Stock, without the affirmative vote or consent of the holders of not less than two-thirds of the issued and outstanding shares of Preferred Stock. Except as provided in this Part 4, in Part 6 below or required by law, the Preferred Stock will have no voting rights.

          Part 5. Definitions.

          "Junior Securities" means any of the Company's equity securities other than the Preferred Stock.

          "Liquidation Value" of any Share of Preferred Stock as of any particular date will be equal to $10.

          Part 6. Amendment and Waiver.

          No amendment, modification or waiver will be binding or effective with respect to any provision of this section defining the rights, preferences and terms of the Preferred Stock without the prior written consent of the holders of at least 95% of the Preferred Stock outstanding at the time such action is taken.

COMMON STOCK

          Each outstanding share of Common Stock shall be entitled to one vote upon any matter submitted to a vote of stockholders.

GENERAL PROVISIONS

          1.    Registration of Transfer.

          The Company will keep at its principal office a register for the registration of Preferred Stock and Common Stock. Upon the surrender of any certificate representing Preferred Stock or Common Stock at such place, the Company will, at the request of the record holder of such certificate, execute and deliver (at the Company's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Such new certificates will be registered in the name of the transferee of the shares represented by surrendered certificate, will represent a number of shares from the surrendered certificate to which the transferee is entitled and will be substantially identical in form to the surrendered certificate.

          2.    Replacement.

          Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock or Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          3.    Notices.

          All notices or other communications referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the Company, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Company (unless otherwise indicated by any such holder).

ARTICLE FIFTH

          The name and mailing address of the incorporator are as follows:

Name Glen E. Hess	Mailing Address 200 East Randolph Drive Suite 5700 Chicago, Illinois 60601

ARTICLE SIXTH

          The Company is to have perpetual existence.

ARTICLE SEVENTH

          The holders of the Common Stock, by such vote as may be set forth in the bylaws or as otherwise agreed among such stockholders, are authorized to make, alter or repeal the bylaws of the Company.

ARTICLE EIGHTH

          Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Company may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Company, Election of directors need not be by written ballot unless the bylaws of the Company so provide.

ARTICLE NINTH

          The Company may no consolidate with or merge into any other corporation, sell all or substantially all of the assets of the Company, liquidated, dissolve, engage in a reorganization or reclassification without the affirmative vote or consent of the holders of not less than (i) on or prior to January 31, 1990, 80% of the issued and outstanding shares of Common Stock of the Company, and (ii) after January 31, 1990, a majority of the issued and outstanding shares of Common Stock of the Company.

ARTICLE TENTH

          The provisions of the certificate of Incorporation may be amended, altered, changed or repealed at any time by the vote or consent of the. holders of not less than a majority of the then issued and outstanding shares of common Stock of the Company provided that (i) no amendment, alteration, change or repeal shall affect the rights of the holders of Preferred Stock set forth in Part 4 and Part 6 of the provisions defining the rights, preferences and terms of the Preferred Stock without the approval or consent of the holders of at least 95% of the shares of Preferred Stock then outstanding, (ii) no amendment, alteration, change or repeal shall alter the respective voting rights of the Company's classes of, stock without the affirmative vote or consent of the holders of not less than 75% of the issued and outstanding shares of Common Stock of the Company and (iii) Article Ninth may only be amended, altered, changed or repealed by the vote or consent of not less than 80% of the issued and outstanding shares of Common Stock of the Company.

          IN WITNESS WHEREOF, we have signed this Restated Certificate of Incorporation this 30th day of January, 1985.

s/ Michael K. Reilly Michael K. Reilly, President

ATTEST:

s/ Glen E. Hess
Glen E. Hess,
Assistant Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

          ZEIGLER COAL HOLDING COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          The present registered agent of the corporation is United States Corporation Company and the present registered office of the corporation is in the county of

          The Board of Directors of ZEIGLER COAL HOLDING COMPANY adopted the following resolution on the 28th day January, 1986.

Resolved, that the registered office of ZEIGLER COAL HOLDING COMPANY, in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle,. and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

          IN WITNESS WHEREOF, ZEIGLER COAL HOLDING COMPANY has caused this statement to be signed by Michael K. Reilly, its President and attested by Brent L. Motchan its Secretary this 28th day of January, 1986.

By s/Michael K. Reilly, President

ATTEST:

By s/Brent L. Motchan
       Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * * *

           ZEIGLER COAL HOLDING COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

           FIRST: That at a meeting of the Board Of Directors of ZEIGLER COAL HOLDING COMPANY resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

           RESOLVED, that the Certificate of Incorporation of this corporation be amended by adding a new article ELEVENTH thereto which shall read as follows:

          "ELEVENTH: No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of Title Eight of the Delaware Code (relating to unlawful stock purchase or redemption); or (iv) for any transaction from which the director derived for any act or omission occurring prior to the effective date of the adoption of this provision."

           SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

           THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said ZEIGLER COAL HOLDING COMPANY has caused this certificate to be signed by Michael K. Reilly, its President and attested by Brent L. Motchan, its Secretary, this 26th day of March, 1987.

ZEIGLER COAL HOLDING COMPANY By s/ Michael K. Reilly, President Michael K. Reilly, President

Attest:

By s/ Brent L. Motchan
       Brent L. Motchan, Secretary

CERTIFICATE OF RETIREMENT OF STOCK

of

ZEIGLER COAL HOLDING COMPANY

           Zeigler Coal Holding Company, a corporation organized and existing under The General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors of Zeigler Coal Holding Company, a resolution was duly adopted which redeemed certain shares of the capital stock of said corporation, which, to the extent hereinafter set forth, had the status of retired shares, and which retired shares had capital applied in connection with their acquisition.

          SECOND: The shares of capital stock of the corporation, which are retired are identified as being SIX HUNDRED SIXTY FIVE THOUSAND (665,000) shares of preferred stock with a value of $.10 per share.

          THIRD: That the Restated Certificate of Incorporation of the corporation prohibits the reissue of the shares of preferred stock when so retired and that the shares so retired constitute all the authorized shares of preferred stock; and pursuant to the provisions of Section 243 of the General Corporation Law of the State of Delaware, upon the effective date of the filing of this certificate as herein provided, the Restated Certificate of Incorporation of said corporation shall be amended so as to effect a reduction in the authorized number of shares of the corporation by eliminating therefrom of all reference to said preferred stock, comprising SIX HUNDRED SIXTY FIVE THOUSAND (665,000) shares of par value of $.10 each.

          IN WITNESS WHEREOF, said Zeigler Coal Holding Company has caused this certificate to be signed by Michael K. Reilly, its President, and attested by Brent L. Motchan, it Secretary, this 12th day of January, 1989.

ZEIGLER COAL HOLDING COMPANY BY: /s/Michael K. Reilly President

ATTEST:
BY: /s/ Brent L. Motchan
       Secretary

CERTIFICATE OF AMENDMENT OF THE
CERTIFICATE OF INCORPORATION OF
ZEIGLER COAL HOLDING COMPANY

          Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the undersigned, being the Vice President and Secretary of Zeigler Coal Holding Company, a Delaware corporation (the "Corporation"), does hereby certify the following:

          1. The name of the Corporation is Zeigler Coal Holding Company.

          2. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of Delaware on December 28, 1983 and amendments thereto were filed on January 30, 1985, February 10, 1986, April 7, 1987 and January 30, 1989.

          3. Article Fourth, of the Certificate of Incorporation Is hereby amended by deleting such article in its entirety and substituting in its place the following:

ARTICLE FOURTH

The aggregate number of shares which the Corporation shall have authority to issue is 51,000,000 shares, of which 50, 000, 000 shares shall be common stock, having a par value of $.01 per share ("Common Stock"), and 1,000,000 shares of which shall be preferred stock, having a par value of $.01 per share ("Preferred Stock").

The Preferred Stock may be issued from time to time in one or more series or classes. The Board of Directors of the Corporation is hereby granted authority to fix from time to time by resolution providing for issue thereof the number of shares in each series or class and all terms of such series or class, including but not limited to all designations, preferences, and relations, participations, optional or other special rights, and qualifications, limitations and restrictions thereof with respect to the rate and nature of dividends, the price and terms and conditions on which shares may be redeemed, the amount payable in the event of voluntary or involuntary liquidation, the terms and conditions for conversion or exchange into any other class or series of stock, voting rights, if any, and any other terms or provisions permitted under the General Corporation Law of the State of Delaware.

Each outstanding share of Common Stock shall be entitled to one vote upon any matter submitted to a vote of stockholders.

          4. The amendment to the Certificate of Incorporation of the Corporation effected hereby was approved by the Board of Directors of the Corporation and by the stockholders of the Corporation by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware, and the written notice required by such Section 228 has been given as provided in such section.

          IN WITNESS WHEREOF, the undersigned affirms as true the foregoing under penalties of perjury, and has executed this Certificate as of September 22, 1994.

ZEIGLER COAL HOLDING COMPANY By s/ Brent L. Motchan Brent L. Motchan Vice President and Secretary

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

ZEIGLER ACQUISITION CORPORATION

INTO

ZEIGLER COAL HOLDING COMPANY

           ZEIGLER ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Delaware,

          DOES HEREBY CERTIFY:

           FIRST: That this corporation was incorporated on the 27th day of July, 1998, pursuant to the General Corporation Law of the State of Delaware.

          SECOND: That this corporation owns at least ninety percent (90%) of the outstanding shares of the stock of ZEIGLER COAL HOLDING COMPANY, a corporation incorporated on the 28th day of December, 1983, pursuant to the General Corporation Law of the State of Delaware.

          THIRD: That the directors of ZEIGLER ACQUISITION CORPORATION, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 2nd day of September, 1998, determined to merge itself into said ZEIGLER COAL HOLDING COMPANY:

RESOLVED, that ZEIGLER ACQUISITION CORPORATION merge, and it hereby does merge itself, into said ZEIGLER COAL HOLDING COMPANY which assumes all of the obligations of ZEIGLER ACQUISITION CORPORATION.

FURTHER RESOLVED, that the merger shall be effective upon filing with the Secretary of State of Delaware.

FURTHER RESOLVED, that the terms and conditions of the merger are as follows: Upon the proposed merger becoming effective, (i) each outstanding share of ZEIGLER COAL HOLDING COMPANY stock held of record by stockholders other than ZEIGLER COAL HOLDING COMPANY, ZEIGLER ACQUISITION CORPORATION, the parent of ZEIGLER ACQUISITION CORPORATION or any of their respective subsidiaries shall be entitled to receive the sum of Twenty-One Dollars and Twenty-Five Cents ($21.25) in cash for each such share upon surrender to IBJ Schroder Bank & Trust Company, which is hereby appointed paying agent for such purpose, of their certificates formerly representing ownership of ZEIGLER COAL HOLDING COMPANY stock; (ii) each outstanding share of ZEIGLER COAL HOLDING COMPANY stock owned of record by ZEIGLER COAL HOLDING COMPANY, ZEIGLER ACQUISITION CORPORATION, the parent of ZEIGLER ACQUISITION CORPORATION or any of their respective subsidiaries shall be canceled without payment and without surrender of the certificate formerly representing such shares; and (iii) each share of common stock of ZEIGLER ACQUISITION CORPORATION shall be converted into and become one validly issued, fully paid and non-assessable share of common stock of ZEIGLER COAL HOLDING COMPANY.

FURTHER RESOLVED, that the proposed merger shall be submitted to the sole stockholder of ZEIGLER ACQUISITION CORPORATION; and, upon receiving a written consent of the sole stockholder of ZEIGLER ACQUISITION CORPORATION, the merger shall be approved.

FURTHER RESOLVED, that the proper officers of ZEIGLER COAL HOLDING COMPANY be and they hereby are directed to notify each stockholder of record of said ZEIGLER COAL HOLDING COMPANY entitled to notice within ten (10) days after the effective date of filing of the Certificate of Ownership and Merger that said Certificate of Ownership and Merger has become effective.

FURTHER RESOLVED, that the proper officer of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge itself into said ZEIGLER COAL HOLDING COMPANY, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper to effect said merger.

          FOURTH: That the merger has been approved by the holders of at least a majority of the outstanding stock entitled to vote thereon of ZEIGLER ACQUISITION CORPORATION by written consent of such holders.

          IN WITNESS WHEREOF, said ZEIGLER ACQUISITION CORPORATION has caused this Certificate to be signed by Larry Addington, its Chairman, this 2nd day of September, 1998.

ZEIGLER ACQUISITION CORPORATION By: /s/ Larry Addington Larry Addington, Chairman

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION OF
ZEIGLER COAL HOLDING COMPANY

December 17, 1998

          Zeigler Coal Holding Company, a Delaware corporation (the "Company"), does hereby certify that the following amendment to the Certificate of Incorporation of the Company has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware:

Section 4 of the Company's Certificate of Incorporation is amended to read in its entirety as set forth below:

4. Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is Zero Dollars and One Cent ($0.01) amounting in the aggregate to Ten Dollars ($10.00).

ZEIGLER COAL HOLDING COMPANY By: /s/ John E. Baum Name: John E. Baum Title: CFO